THIS WARRANT AND THE SHARES OF COMPANY STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

              WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK
                                       Of
                           EWRX Internet Systems, Inc.
                             (a Nevada Corporation)
                     Not Transferable Or Exercisable Except
                        Upon Conditions Herein Specified
                          Void after 5:00 O'Clock P.M.,
                       Nevada Time, on September 17, 2001


     EWRX Internet Systems, Inc., a Nevada corporation (the "Company") hereby certifies that _________________________________________________________, its
registered successors and permitted assigns registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and non-assessable shares of Common Stock of the Company, par value $.001 per share (the "Shares") stated above at the purchase price of $1.00 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

     1. EXERCISE OF WARRANTS. (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at #301-543 Granville Street, Vancouver, BC or at such other place as the Company may designate by notice to the Holder hereof, together with a certified check, US Bank Draft, or Electronic Money Wire Transfer, payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, (a minimum of 10,000 shares) the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

          (b) This Warrant may be exercised in whole or in part at any time on and after 09/17/1999.

     2. TRANSFER OF WARRANT. This Warrant may not be sold, transferred, hypothecated or assigned, in whole or in part, before 09/17/1999 and may not be sold, transferred, hypothecated or assigned in whole or in part, after said date without the prior written consent of the Company except to and among stockholders of the Holder.

     3. RIGHTS AND OBLIGATIONS OF WARRANT HOLDER.

          (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares as issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for al purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

          (b) No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company, receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

     4. SHARES UNDERLYING WARRANTS. The Company covenants and agrees that all Shares delivered upon the exercise of this Warrant shall, upon delivery and payment therefore, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of this Warrant.

     5. DISPOSITION OF WARRANTS OR SHARES. The holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of the Warrant Certificate, by their acceptance hereof, hereby (i) represent and warrant that this Warrant Certificate and the shares issuable upon exercise thereof are being acquired for investment for the account of the holder and with no intent to sell, transfer or subdivide such Warrant Certificate or Shares, and (ii) except as herein specifically provided and permitted understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable State Securities Laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

     6. ADJUSTMENTS. The number of Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

          (a) In case the Company shall: (i) pay a dividend in Shares, (ii) subdivide its outstanding Shares into a greater number of Shares, (iii) combine its outstanding Shares into a smaller number of Shares or (iv) issue by reclassification of its Shares, any shares of its capital stock, the amount of Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of the Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to Warrants exercised between such record date or effective date and the date of happening of any such event.

          (b) Notice to Warrant Holders of Adjustment. Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this
Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted, (ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

     7. FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Warrant is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefore and pay to the Holder in cash an amount equal to such fraction multiplied by the closing market price of the Shares on the business day next preceding the day of exercise.


     8. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     9. SURVIVAL. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

     10. NOTICES. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.

                                                     EWRX Internet Systems, Inc.

                                                     By:________________________

                                                     Title:____________________

                                                     Date:_____________________

ATTEST:


By:______________________

                                  PURCHASE FORM
                                  -------------


                                                              ____________, 19__


TO:  EWRX Internet Systems, Inc.

     The undersigned hereby irrevocably elects to exercise the attached Warrant Agreement to the extent of _______ shares of the Common Stock, par value $1.00 per share, of EWRX Internet Systems, Inc. and hereby makes payment by certified check, US Bank Draft or by Electronic Money Wire Transfer, of $___________ in accordance with the provisions of Section 1 of the Warrant Certificate in payment of the purchase price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:___________________________________________
     (Please typewrite or print in block letters)


Address: _______________________________

         _______________________________

                                              EWRX Internet Systems, Inc.

                                              By:____________________________